EXHIBIT 3
To:      Amerada Hess Corporation plc ("Amerada Hess")

and      Goldman Sachs International ("Goldman Sachs")


                                                                 6 November 2000


Dear Sirs,

I understand that Amerada Hess intends to make an offer to acquire all the issued ordinary share capital of Linda plc ("Linda") substantially on the terms of the attached draft press announcement. This letter sets out the terms and conditions on which I will accept the Offer (as defined in paragraph 7 of this undertaking) when it is made.


Shareholdings
1.   I represent and warrant to Amerada Hess that:

(a) I am the registered holder and beneficial owner of the number of ordinary shares of 25p each in the capital of Linda shown in Part A of the Schedule (the "Linda Shares") and that I hold these free of any lien, charge, option, equity or encumbrance and free from any third party right or interest;

(b) I am the beneficial owner (but not registered holder) of the number of ordinary shares of 25p each in the capital of Linda shown in Part B of the Schedule (the "Beneficial Shares") and that I hold these free of any lien, charge, option, equity or encumbrance and free from any third party right or interest;

(c) the information set out in the Schedule regarding the shares of Linda in which I am interested is complete and accurate;

(d) the Schedule contains complete and accurate details of all options, warrants and other rights I may have to subscribe for, purchase or otherwise acquire any securities of Linda; and

(e) I have full power and authority to enter into this undertaking, to perform the obligations under it and to accept the Offer in respect of the Linda shares.


Dealings
2. I undertake to Amerada Hess that before the Offer closes, lapses or is withdrawn, I shall not:

(a) sell, transfer, charge, encumber, grant any option over or otherwise dispose of any Linda Shares or any Beneficial Shares or any other shares or securities in Linda issued or unconditionally allotted to me or otherwise acquired by me before then ("Further Linda Shares") other than pursuant to my acceptance of the Offer;

(b) accept any other offer in respect of the shares or securities referred to in paragraph 2(a);

(c) (other than pursuant to the Offer) enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise:

           (i) to do any of the acts referred to in paragraphs 2(a) or 2(b);

          (ii) in relation to, or operating by reference to, the Linda Shares, the Beneficial Shares or any Further Linda Shares; or

         (iii) which, in relation to the Linda Shares, the Beneficial Shares or any Further Linda Shares, would or might restrict or impede me accepting the Offer,

     and for the avoidance of doubt, references in this paragraph 2(c) to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Offer closes or lapses or if this undertaking ceases to be binding or following any other event; or

(d) save for the acquisition of any further shares in Linda on the exercise of options referred to in Part C of the Schedule, I shall not purchase, sell or otherwise deal in any shares or other securities of Linda or Amerada Hess or any interest therein (including any derivatives referenced to such securities).


Undertaking to accept the Offer
3. In consideration of Amerada Hess's agreement in paragraph 9.1 to make the Offer, I undertake to Amerada Hess that:

(a) I shall accept the Offer in respect of the Linda Shares in accordance with the procedure for acceptance set out in the formal document containing the Offer (the "Offer Document") not later than seven days after Amerada Hess posts the Offer Document to Linda shareholders and shall perform the agreement to which that acceptance gives rise, in accordance with the relevant provisions of the Offer Document;

(b) I shall take all action within my power to procure that the registered holder of the Beneficial Securities accepts the Offer in accordance with the relevant provisions of the Offer Document and performs the agreement to which that acceptance gives rise, in accordance with the relevant provisions of the Offer Document;

(c) I shall accept the Offer in respect of any Further Linda Shares in accordance with the procedure for acceptance set out in the Offer Document not later than two days after the date I become the registered holder of the Further Linda Shares and shall perform the agreement to which that acceptance gives rise, in accordance with the relevant provisons of the Offer Document;

(d) I shall take all action within my power to procure that the registered holder of any further ordinary shares in Linda in which I acquire a beneficial interest after the date of this undertaking but of which I do not become the registered holder ("Further Beneficial Shares") accepts the offer and performs the agreement to which that acceptance gives rise in accordance with the relevant provisions of the Offer Document.

(e) I shall not withdraw any acceptances of the Offer and shall cause the registered holder(s) of any Beneficial Shares and any Further Beneficial Shares not to do so; and

(f) pursuant to the Offer, Amerada Hess will acquire the Linda Shares, the Beneficial Shares and any Further Linda Shares from me free of any lien, charge, option, equity or encumbrance and together with all rights of any nature attaching to those shares including the right to all dividends declared or paid after the date of this undertaking.


Voting Rights
4.1 From the time Amerada Hess announces the Offer to the time the Offer becomes wholly unconditional, lapses or is withdrawn:

(a) I shall exercise the votes attaching to my Linda Shares and any Further Linda Shares on a Relevant Resolution (as defined in paragraph 4.3) only in accordance with Amerada Hess's directions;

(b) I shall exercise the rights attaching to my Linda Shares and any Further Linda Shares to requisition or join in requisitioning any general or class meeting of Linda for the purposes of considering a Relevant Resolution and to require Linda pursuant to section 376 Companies Act 1985 to give notice of such a resolution only in accordance with Amerada Hess's directions;

(c) I shall cause the registered holder(s) of any Beneficial Shares and any Further Beneficial Shares to comply with paragraphs 4.1(a) and 4.1(b).

4.2 For the purpose of voting or causing votes to be cast on a Relevant Resolution, I shall execute any form of proxy required by Amerada Hess appointing any person nominated by Amerada Hess to attend and vote at the relevant general meeting of Linda .

4.3 A "Relevant Resolution" means:

(a) a resolution (whether or not amended) proposed at a general or class meeting of Linda, or at an adjourned meeting, the passing of which is necessary to implement the Offer or which, if passed, might result in any condition of the Offer not being fulfilled or which might impede or frustrate the Offer in any way;

(b) a resolution to adjourn a general or class meeting of Linda whose business includes the consideration of a resolution falling within paragraph 4.3(a); and

(c) a resolution to amend a resolution falling within paragraph 4.3(a) or paragraph 4.3(b).


Documentation
5.1  I consent to:

(a) the inclusion of references to me and this undertaking in Amerada Hess's announcement of the Offer (the "Press Announcement") as they appear in the attached draft of the Press Announcement;

(b) particulars of this undertaking and my holdings of, and dealings in, relevant securities of Linda and Amerada Hess being included in the Offer Document and any other related or ancillary document as required by the Code; and

(c) this undertaking being available for inspection until the end of the offer period (as defined in the Code).

5.2 I shall promptly give you all information and any assistance as you may reasonably require for the preparation of the Offer Document and all related and ancillary documents in order to comply with the requirements of the Code, the Financial Services Authority and the London Stock Exchange and any other legal or regulatory requirement or body. I shall immediately notify you in writing of any material change in the accuracy or impact of any information previously given to you.


Secrecy
6. I will keep secret the possibility, terms and conditions of the Offer and the existence and terms of this undertaking until the Press Announcement is released provided that I may disclose the same to Linda and its advisers in which case I will use reasonable endeavours to ensure that they observe secrecy in the same terms. The obligations in this paragraph will survive termination of this undertaking.


Interpretation

7. In this undertaking the "Offer" means the offer to be made by or on behalf of Amerada Hess to acquire ordinary shares of 25p each in the capital of Linda on substantially the terms of the Press Announcement or on such other terms as may be agreed between Amerada Hess and Linda or as may be required to comply with the requirements of the Panel on Takeovers and Mergers (the "Panel"), the Financial Services Authority or the London Stock Exchange. A reference in this undertaking to the "Offer" also includes any new, increased, renewed or revised offer made by or on behalf of Amerada Hess to acquire shares in Linda, provided that the terms of such offer are, in the opinion of Goldman Sachs, no less favourable to acceptors than the terms set out in the Press Announcement.


Time of the Essence
8. Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.


The Offer
9.1 Subject to paragraph 9.2, Amerada Hess agrees to make the Offer if the Press Announcement is published, with Amerada Hess's prior approval, in substantially the form attached (or in such other form as may be agreed between Amerada Hess and LASMO or as may be required to comply with the requirements of the Panel on Takeovers and Mergers (the "Panel")) by not later than 8 November 2000. Approval of the release of the Press Announcement is at Amerada Hess's absolute discretion.

9.2 Amerada Hess will not be obliged to make or proceed with the Offer if, after the Press Announcement is published:

(a)  the Panel consents to Amerada Hess not proceeding with the Offer; or

(b) Amerada Hess is no longer required by the City Code of Takeovers and Mergers (the "Code") to proceed with the Offer.

9.3 Amerada Hess shall have no liability to me for any failure to make or implement the Offer and I will not be entitled to specific performance of Clause
9.1 if, in each case, Amerada Hess has become aware that any condition of the Offer as set out in the Press Announcement has become incapable of being fulfilled.

9.4  My obligations under this agreement will lapse if:

(a)  the Press Announcement is not released on 8 November 2000; or

(b) the Offer is not made in any of the circumstances referred to in paragraph 9.2,

and in these circumstances neither party will have any claim against the other except in respect of any prior breach.

If the undertaking lapses, I shall have no claim against Amerada Hess.


Director's undertakings
10.1 As a director of Linda, I shall use my best endeavours to procure that Linda and the board of directors of Linda:

(a) provide all assistance which Amerada Hess reasonably requests to enable it to prepare the Offer Document and all related and ancillary documents in accordance with the requirements of the Code, the SEC, the Financial Services Authority and the London Stock Exchange and any other legal or regulatory requirement or body;

(b) provide all assistance which Amerada Hess reasonably requests to Amerada Hess as may be required to obtain the clearances and consents referred to in the Press Announcement;

(c) if the Offer becomes unconditional in all respects, promptly approve the appointment as director(s) of Linda of the persons nominated by Amerada Hess and, if required by Amerada Hess, I shall resign as a director of Linda ;

(d) agree to any extension of time limits in the Code for posting of this Offer which Amerada Hess requests and which the Panel approves; and

(e)  not make (and that no-one makes on behalf of Linda):

          (i) any announcement before the Press Announcement is released which refers expressly or implicitly to Amerada Hess; or

          (ii) any other announcement in connection with the Offer without prior consultation with Amerada Hess,

     unless Amerada Hess consents in writing or the relevant announcement is required by law or any regulatory provision.

10.2  I shall:

(a) not directly or indirectly solicit any person other than Amerada Hess to propose or announce any offer for or any scheme of arrangement in respect of any shares or other securities of Linda; or

(b) not directly or indirectly initiate any discussions with, or provide any information to, any person who is or may be considering proposing or announcing such an offer or scheme; or

(c) recommend acceptance of the Offer to Linda shareholders and not modify, qualify or withdraw that recommendation at any time, except insofar as to do so would be inconsistent with my duties as a Director of LASMO.

10.3 I shall promptly inform you of any approach by a third party which may lead to an offer for Linda or the occurrence of any matter referred to above and will keep you fully informed of the same (but not of the value of the relevant proposal or the identity of its proponent).

10.4 I confirm that I know of no matter or circumstance which might mean that any condition of the Offer set out in the Press Announcement cannot be fulfilled. I will have no liability to Amerada Hess in respect of this confirmation.


Confirmation
11. I confirm that in signing this letter I am not a customer of Goldman Sachs for the purposes of the Rules of The Securities and Futures Authority and that Goldman Sachs does not owe me any of the duties which it owes to its customers. I confirm that I have had an adequate opportunity to consider whether or not to give this undertaking and to obtain independent advice.


Power of Attorney
12.1  In  order  to  secure  the  performance  of  my  obligations   under  this
undertaking, I appoint any director of Amerada Hess as my attorney:

(a) if I fail to accept or to procure acceptance of the Offer in accordance with paragraphs 3(a), 3(b) or 3(c) or if I fail to accept the offer referred to in paragraph 3(d) in accordance with that paragraph, in my name and on my behalf to do all things and to execute all deeds and other documents as may be necessary or desirable to accept such offers in respect of the Linda Shares, the Beneficial Shares, any Further Linda Shares and the options referred to in paragraph 3(d) (as appropriate); and

(b) to execute any form of proxy required by Amerada Hess appointing any person nominated by Amerada Hess to attend and vote on a Relevant Resolution (as defined in paragraph 4.3) at a general meeting of Linda.

12.2 I agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 Powers of Attorney Act 1971 until the Offer closes, lapses or is withdrawn.


Specific Performance
13. I agree that, if I fail to accept the Offer in accordance with this undertaking or breach any of my obligations, damages would not be an adequate remedy and accordingly Amerada Hess shall be entitled to the remedy of specific performance.


14.      General
14.1 The obligations I have accepted under this agreement are without prejudice to any rights of Amerada Hess or Goldman Sachs at common law or equity.
Invalidity of any provision of this agreement will not affect any other provision.

14.2 Any failure or delay by any person in exercising any right, power or privilege under this agreement will not comprise a waiver and a single or partial exercise will not restrict any further exercise.

14.3 This agreement is governed by and is to be construed in accordance with English law and each of the parties submits to the exclusive jurisdiction of the English courts for all purposes in connection with this agreement.

                                    SCHEDULE

                                 EXISTING SHARES

PART A - REGISTERED HOLDINGS OF LINDA ORDINARY SHARES

REGISTERED HOLDER                                             ORDINARY SHARES OF
                                                              25P EACH
(Print name of giver of
undertaking)
JOSEPH DARBY                                                  119,458

PART B - BENEFICIAL HOLDINGS OF LINDA ORDINARY SHARES

BENEFICIAL OWNER                                              ORDINARY SHARES OF
                                                              25P EACH
(Print name)

-------------------------


PART C -  OPTIONS  AND OTHER  RIGHTS  TO  ACQUIRE  LINDA  SECURITIES  (INCLUDING
OPTIONS)

HOLDER                                                TYPE OF OPTION

(Print name)

-----------------------                               1984 schemes

                                                      --------------------------
                                                      289,985

                                                      SAYE

                                                      --------------------------
                                                      10,884

                                                      Equity Plan

                                                      --------------------------
                                                      As per 20F filing

SIGNED and DELIVERED as a DEED by......................................


Yours faithfully,


Signature                  JOSEPH DARBY

Name.........................

in the presence of:

Signature of witness:      AO BRIEN

Name                       AO BRIEN

Address                    101 BISHOPSGATE
                           LONDON EC2M 3XH
                           SOLICITOR